UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces Resignation of Joseph P. Ratterman and Promotion of Michael G. Dorman

LabOne, Inc. (Nasdaq: LABS), announced today that Joseph P. Ratterman will resign from his position of Executive Vice President and Chief Information Officer, effective June 30, 2004. Joe has accepted a management position in a securities trading company located in the Kansas City area, an industry that he spent more than 12 years in as a technology executive prior to joining LabOne.

"Joe Ratterman has served an important role on our executive management team during the past two and a half years," said W. Thomas Grant II, chairman, president and CEO of LabOne. "We appreciate his efforts and wish him well in his new endeavor."

LabOne also announced today the promotion effective immediately of Michael G. Dorman, Senior Vice President, Information Systems Design and Development, to Chief Technology Officer, a new position.

As Chief Technology Officer, Mr. Dorman assumes responsibility for Healthcare and Employment Services Group development efforts and oversees Shared Information Technology Services, which will be led by Dan McCabe, Vice President, Shared Information Technology Services. Garret Brumley, Insurance Services Group Information Technology Vice President, retains responsibility for Insurance Services Group development.

"Our clients have come to rely on LabOne not only for quality laboratory testing, but also as a leader in information technology," said W. Thomas Grant II. "Mike Dorman has been with LabOne in an IT leadership role for more than nine years and he knows and understands the IT needs of our businesses and customers. I feel confident that under Mike's leadership the IT needs of LabOne and our customers will be well served."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: June 16, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer